     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1999.



                                                      REGISTRATION NO. 333-52851

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                            POST EFFECTIVE AMENDMENT


                                    NO. 1 TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)


                     DELAWARE                                           72-1205791
                                                     (State or other jurisdiction of incorporation or
                                                                       organization)


                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                              KEVIN P. REILLY, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           LAMAR ADVERTISING COMPANY
                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

               STANLEY KELLER, ESQ.                                  R. W. SMITH, JR.
                PALMER & DODGE LLP                                PIPER & MARBURY L.L.P.
                 ONE BEACON STREET                                 CHARLES CENTER SOUTH
            BOSTON, MASSACHUSETTS 02108                           36 SOUTH CHARLES STREET
                  (617) 573-0100                                 BALTIMORE, MARYLAND 21201
                                                                      (410) 539-2530

                             ---------------------

        Approximate date of commencement of proposed sale to the public:

   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3



     This post-effective amendment is being filed pursuant to the Securities Act of 1933 (the "Securities Act") to reflect the anticipated adoption by Lamar Advertising Company, a Delaware corporation ("Lamar"), of a holding company form of organizational structure. Prior to effectiveness of this registration statement, the holding company organizational structure will be effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Lamar, Lamar New Holding Co., a Delaware corporation and direct wholly-owned subsidiary of Lamar ("Holdco") and Lamar Holdings Merge Co., a Delaware corporation and wholly-owned subsidiary of Holdco ("Merger Sub"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Lamar with Merger Sub, with Lamar as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, Lamar stockholder approval of the Merger will not be required.



     As a result of the Merger, Lamar will become a direct wholly-owned subsidiary of Holdco. Pursuant to the Merger Agreement, each share of Lamar's issued and outstanding capital stock will be converted into and exchanged for one share of an identical class or series of capital stock of Holdco, and thus each share of class A common stock, par value $.001 per share, of Lamar issued and outstanding will be converted into and exchanged for one share of class A common stock, par value $.001 per share, of Holdco. In addition, Lamar will change its name to Lamar Media Corp. and Holdco will become Lamar Advertising Company.



     Upon effectiveness of the Merger and effectiveness of this registration statement and in accordance with Rule 414 under the Securities Act, Holdco, as the successor issuer of the class A common stock, hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.



     The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on July 16, 1999.


                                            LAMAR ADVERTISING COMPANY

                                            By:  /s/ KEVIN P. REILLY, JR.
                                              ----------------------------------
                                                     Kevin P. Reilly, Jr.
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

              /s/ KEVIN P. REILLY, JR.                  Director and Principal            July 16, 1999
-----------------------------------------------------     Executive Officer
                Kevin P. Reilly, Jr.

                 /s/ KEITH A. ISTRE                     Director and Principal            July 16, 1999
-----------------------------------------------------     Financial and Accounting
                   Keith A. Istre                         Officer

                          *                             Director                          July 16, 1999
-----------------------------------------------------
                  Charles W. Lamar

                          *                             Director                          July 16, 1999
-----------------------------------------------------
                 Gerald H. Marchand

                /s/ JACK S. ROME, JR.                   Director                          July 16, 1999
-----------------------------------------------------
                  Jack S. Rome, Jr.

                          *                             Director                          July 16, 1999
-----------------------------------------------------
               T. Everett Stewart, Jr.

                   /s/ SEAN REILLY                      Director                          July 16, 1999
-----------------------------------------------------
                     Sean Reilly

                                                        Director
-----------------------------------------------------
                 Stephen P. Mumblow

            *By: /s/ KEVIN P. REILLY, JR.
  ------------------------------------------------
                Kevin P. Reilly, Jr.
                  Attorney-in-Fact